EXHIBIT 10.5.1

                               PACIFIC STATE BANK
                          SALARY CONTINUATION AGREEMENT

         THIS AGREEMENT is adopted this ___ day of September, 2003, by and between PACIFIC STATE BANK, a state-chartered commercial bank located in Stockton, California (the "Company), and _________________ (the "Executive").

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

         The Company and the Executive agree as follows:

                                   Article 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock, followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, Disability or retirement.

         1.2      "Code" means the Internal Revenue Code of 1986, as amended.

         1.3 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Company of the carrier's or Social Security Administration's determination upon the request of the Company.

         1.4 "Early Involuntary Termination" means that the Executive, prior to Normal Retirement Age, has been notified in writing that employment with the Company is terminated for reasons other than an approved leave of absence, Termination for Cause, Disability, or Early Voluntary Termination.

         1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

         1.6 "Early Voluntary Termination" means that the Executive, prior to Normal Retirement Age, has terminated employment with the Company for reasons other than Termination for Cause, Disability, or Early Involuntary Termination.

         1.7 "Early Termination Date" means the month, day and year in which Early Termination occurs.
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         1.8      "Effective Date" means August 1, 2003.

         1.9 "Normal Retirement Age" means the Executive attaining age sixty-five (65).

         1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         1.11 "Plan Year" means a twelve-month period commencing on August I and ending on July 31 of each year, provided that the initial Plan Year shall be a partial year commencing on the effective date of this Agreement and ending on the next July 31.

         1.12     "Termination for Cause" shall be defined as set forth in
Article 5.

         1.13 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

                                   Article 2
                                LIFETIME BENEFITS

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

                  2.1.1    Amount of Benefit. The annual benefit under this
Section 2.1 is $___ (__________ dollars). Commencing at the end of the first Plan Year and continuing each Plan Year thereafter, the annual benefit shall be increased by two percent (2%) from the previous Plan Year to a projected annual benefit of $________ (____________ dollars) at Normal Retirement Age. Commencing on the first anniversary of the first benefit payment following Termination of Employment, and continuing on each subsequent anniversary, the Company's Board of Directors shall increase this benefit by two percent (2%) from the previous anniversary date. Any additional increase in the annual benefit shall require the recalculation of Schedule A.

                  2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following the Executive's Normal Retirement Date, paying the annual benefit to the Executive for a period of twenty (20) years,.

         2.2 Early Voluntary Termination Benefit. Upon Early Voluntary Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

                  2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the Early Voluntary Termination lump sum amount set forth on Schedule A for the Plan Year ending immediately prior to the Early Termination Date except during the first Plan Year, the benefit is the amount set forth for Plan Year
1), subject to the following vesting schedule:

                  ---------------------- --------------------------------
                       Plan Year           % Vested on Accrual Balance
                  ---------------------- --------------------------------
                          1-10                         0%
                  ---------------------- --------------------------------
                       11 or more                     100%
                  ---------------------- --------------------------------

         Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

                  2.2.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within thirty (30) days following the Termination of Employment.

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

         2.3 Early Involuntary Termination Benefit. Upon Early Involuntary Termination, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

                  2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the Early Involuntary Termination lump sum amount set forth on Schedule A for the Plan Year ending immediately prior to the Early Termination Date (except during the first Plan Year, the benefit is the amount set forth for Plan Year
1), determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance for said Plan Year. Any increase in the annual benefit under
Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

                  2.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within thirty (30) days following the Executive's Termination of Employment.

         2.4 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

                  2.4.1    Amount of Benefits. The benefit under this Section
2.4 is the Disability lump sum amount set forth on Schedule A for the Plan Year ending immediately prior to Termination of Employment (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance for said Plan Year. Any increase in the annual benefit under Section 2.1.1 would require the recalculation of this Disability benefit on Schedule A.

                  2.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump sum within thirty (30) days following the Termination of Employment.

         2.5 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Agreement.

                  2.5.1 Amount of Benefit. The benefit under this Section 2.5 is the Change of Control annual Installment set forth on Schedule A for the Nan Year ending immediately prior to Termination of Employment (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive one hundred percent (100%) in the Normal Retirement Benefit described in Section 2.1.1.

                  2.5.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following the Executive attaining Normal Retirement Age, paying the annual benefit to the Executive for a period of twenty (20) years.

                  2.5.3 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company will reduce any benefit under this Agreement by an amount necessary to avoid an excise tax under the excess parachute rules of Section 280G of the Code.

                                   Article 3
                                 DEATH BENEFITS

         The Company shall not pay a death benefit under this Agreement. A death benefit may be provided according to the terms of a separate Split Dollar Agreement entered into by the Company and the Executive.

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

                                   Article 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   Article 5
                               GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

                           (a)      Willful breach of duty in the course of
employment or habitual neglect of employment responsibilities and duties;

                           (b)      Conviction of any felony or crime involving
moral turpitude, fraud or dishonesty;

                           (c)      Willful violation of any state or federal
banking or securities law, the rules or regulations of any banking agency, or any material Company rule, policy or resolution resulting in an adverse effect on the Company; or

                           (d)      Disclosure to any third party by the
Executive, without authority or permission, of any secret or confidential information of the Company.

         5.2 In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.

                                   Article 6
                           CLAIMS AND REVIEW PROCEDURE

         6.1 Claims Procedure. Any individual ("claimant") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                  6.1.1 Initiation -- Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

                  6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

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                  6.1.3    Notice of Decision. If the Company denies part or all
of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial;

                           (b)      A reference to the specific provisions of
this Agreement on which the denial is based;

                           (c)      A description of any additional information
or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                           (d)      An explanation of this Agreement's review
procedures and the time limits applicable to such procedures; and

                           (e)      A statement of the claimant's right to bring
a civil action under ERISA Section 502(a) (29 United States Code section 1132(a)) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                  6.2.1 Initiation -- Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

                  6.2.2 Additional Submissions -- Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination,

                  6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                  6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial;

                           (b)      A reference to the specific provisions of
this Agreement on which the denial is based;

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

                           (c)      A statement that the claimant is entitled to
receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                           (d)      A statement of the claimant's right to bring
a civil action under ERISA Section 502(a).

                                    Article 7
                           AMENDMENTS AND TERMINATION

         This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

         The Company and the Executive agree to amend this Agreement in the event that there is a change to applicable tax law or regulations or to the accounting treatment for the benefits to be provided hereunder which would materially increase the after-tax cost of the benefits to the Company. In the event an amendment is required, such amendment shall he limited to decreasing the benefits to be provided to the Executive only to the extent necessary so that net, after-tax impact to the Company's earnings will be substantial the same as such earnings would have been absent the change in tax law, regulation, or accounting treatment.

                                    Article 8
                                  MISCELLANEOUS

         8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         8.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

         8.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

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

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                           (a)      Establishing and revising the method of
accounting for the Agreement;

                           (b)      Maintaining a record of benefit payments;

                           (c)      Establishing rules and prescribing any forms
necessary or desirable to administer the Agreement; and

                           (d)      Interpreting the provisions of the
Agreement.

         8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement.

EXECUTIVE:                             COMPANY:

                                       PACIFIC STATE BANK


                                        By: /s/ HAROLD HAND, M.D.
                                            ------------------------------------
                                                    Harold Hand, M.D.
                                            Title:  Chairman of the Board


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

                             BENEFICIARY DESIGNATION

                               PACIFIC STATE BANK
                          SALARY CONTINUATION AGREEMENT


I designate the following as beneficiary of any benefits under this Agreement payable after my death:

Primary:

Relationship and Social Security Number:

Contingent (if the Primary is deceased):

Relationship and Social Security Number:  _________________________________

___________________________________________________________________________

Note:

     o Include instructions regarding how you want benefits divided if you are naming more than one Primary or Contingent beneficiary and their share is not equal.

     o To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement and the tax identification number.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature: _______________________________________

Date: ____________________________________________


Received by the Company this ___ day of September, 2003

By: /s/ HAROLD HAND, M.D.
    -----------------------------------------
        Harold Hand, M.D.
Title:  Chairman of the Board

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

I, ______________________________ am the spouse of _____________________________
_____________________________________________. I acknowledge that my spouse has named someone other than me as a primary beneficiary of the benefit in connection with this Agreement, and I hereby approve of that designation. I agree that the designation shall be binding upon mc with the same effect as if I had personally executed said designation.

Signature of Spouse: _____________________________________

Date  ____________________________________________________


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